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Exhibit 10.13

CONSENT AND ACKNOWLEDGEMENT

AMONG:

BIOMIRA INC.
—and—
 BIOMIRA INTERNATIONAL INC.
—and—
 BIOMIRA EUROPE B.V.
(collectively, as applicable, "Biomira")
—and—
 IMPERIAL CANCER RESEARCH TECHNOLOGY LIMITED
—and—
 MERCK KGaA

WHEREAS:

A.    Biomira and Imperial Cancer Research Technology Limited, a company registered in England and Wales ("ICRT"), are parties to an amended and restated license agreement dated effective November 14, 2000 (the "License Agreement") pursuant to which ICRT granted, subject to the terms of the License Agreement, an exclusive, worldwide license under the Licensed Patents to develop, make, have made, possess, utilize, sell, have sold, and otherwise exploit the ICRT Licensed Products and ICRT/DF Licensed Products in the Territory in the Field (the "ICRT Licensed Technology"), as each of the capitalized terms are defined in the License Agreement;

B.    Biomira and Merck KGaA, a German corporation (the "Sublicensee"), have formed a collaboration (the "Collaboration") concerning, among other things, the development, promotion, manufacture and supply of Biomira's BLP-25 product;

C.    The Sublicensee and Biomira wish to confirm the consent (as required pursuant to the terms of the License Agreement) of ICRT with respect to the sublicense by Biomira to the Sublicensee of the ICRT Licensed Technology, the right of the Sublicensee to sublicense the ICRT Licensed Technology to affiliates of the Sublicensee, and the right of the Sublicensee (or a designated affiliate of the Sublicensee), under certain circumstances, to cure defaults under the License Agreement on behalf of Biomira in order to maintain the License Agreement.

        THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by Biomira, ICRT and the Sublicensee), the parties hereby covenant and agree as follows:

ARTICLE 1
Definitions

1.
In this Agreement, including the Preamble and Schedules hereto (this "Agreement"), unless otherwise defined, capitalized terms shall have the meanings set forth for those terms in the License Agreement.

ARTICLE 2
Provide Notices

2.
ICRT hereby agrees to provide prompt written notice (a "Default Notice") to the Sublicensee of:

(a)
any notice provided by ICRT to Biomira pursuant to Section 4.6 of the License Agreement; and

(b)
any default notice provided by ICRT to Biomira under the License Agreement under section 9.2.

  All such Default Notices shall be provided concurrently with any notices given by ICRT pursuant to the License Agreement.

ARTICLE 3
Default

3.
Upon the Sublicensee's receipt of a Default Notice, the following provisions shall apply:

(a)
Biomira shall continue to have the time periods (each such period, the "Time Period") described in section 4.6 and 9.2 of the License Agreement to cure the breach or default (the "Default") which gave rise to the Default Notice; and

(b)
if Biomira does not cure the Default within the applicable Time Period, prior to the exercise of any of ICRT's rights or remedies under the License Agreement, ICRT agrees to provide the Sublicensee with further written notice (the "Further Default Notice") specifying the nature of the Default and confirming that Biomira has failed to remedy the Default within the applicable Time Period, if any, and the Sublicensee shall then have an additional forty-five (45) day period after the delivery of the Further Default Notice to cure the Default. The parties hereto acknowledge that the Sublicensee has no obligation to cure a Default. If the Sublicensee cures such Default on behalf of Biomira, the Default shall for purposes of the License Agreement be deemed to have been cured during the applicable grace period and the License Agreement shall continue in full force and effect.

ARTICLE 4
Consent to Sublicense

4.
ICRT hereby consents to Biomira's sublicense of the ICRT Licensed Technology to the Sublicensee on the terms of the Collaboration as further described in the collaboration agreement dated May 3, 2001 between Biomira and the Sublicensee (the "Collaboration Agreement"), the applicable portions of which are summarized in Schedule "C" hereto and/or attached as Schedule "A" hereto, and in the supply agreement dated May 3, 2001 between Biomira and the Sublicensee, the applicable portions of which are summarized in Schedule "C" hereto and/or attached as Schedule "B" hereto (collectively, the "Sublicense"). A certificate of an officer of Biomira is attached as Schedule "D" hereto certifying that the summary and extracts attached as Schedules "A", "B" and "C" are, in all material respects, true and complete summaries and/or extracts of all portions of the Sublicense pertaining to the sublicense under the License Agreement. ICRT also hereby consents to the further sublicense of the ICRT Licensed Technology by the Sublicensee to affiliates of the Sublicensee on similar terms as the Collaboration. Such consents of ICRT to sublicense are not and shall not be deemed to be approval of or consent to the terms of the Sublicense for the purposes of clause 3.3(d) of the License Agreement. ICRT hereby acknowledges that the Collaboration Agreement incorporates by reference any provision specifically required by the License Agreement to be included in such Sublicense. ICRT hereby agrees to such incorporation by reference.

ARTICLE 5
Consent to Assignment

5.
ICRT covenants and agrees with the Sublicensee and Biomira that if Biomira and the Sublicensee agree in writing to assign Biomira's interest in the License Agreement to the Sublicensee (or an affiliate of the Sublicensee), and if Biomira and the Sublicensee provide written notice to ICRT of such assignment, ICRT will consent to the absolute assignment and transfer of Biomira's interest in the License Agreement to the Sublicensee (or the designated affiliate of the Sublicensee) provided that:

(a)
the Sublicensee (or the designated affiliate of the Sublicensee) agrees to comply with the covenants and agreements set out in the License Agreement from and after the date of such assignment and transfer; and

(b)
the Sublicensee (or the designated affiliate of the Sublicensee) is at such time compliant with the License Agreement, to the extent that the provisions of the License Agreement can be applied to the activities of the Sublicensee (or the designated affiliate of the Sublicensee).

ARTICLE 6
Notice

6.
Any notices (including, without limitation, a Default Notice) to be delivered under this agreement shall be delivered to the Sublicensee by courier or telecopy at the address or telecopy number described below or such other address or telecopy number as may be designated from time to time by the Sublicensee:

    Merck KGaA
    Frankfurter Strasse 250
    D-64293 Darmstadt
    Germany
    Attention: Legal Department
    Facsimile: 49-6151-72-2373

ARTICLE 7
Governing Law

7.
This Agreement shall be governed by the, and constituted in, accordance with the laws of the domicile of the defendant in any given proceeding and the parties hereby submit to the exclusive jurisdiction of the Courts of such domicile for such proceeding.

ARTICLE 8
Enurement

8.
This Agreement shall enure to the benefit of and be binding upon the parties hereto and their successors and assigns.

ARTICLE 9
Counterparts

9.
This Agreement may be executed in any number of counterparts, which when taken together, shall form one agreement.

ARTICLE 10
Execution by Facsimile

10.
A facsimile copy of an executed copy of this Agreement shall have the same force and effect as an originally executed copy of this Agreement.

        This Agreement has been executed by the parties on the dates set forth opposite their names.

BIOMIRA INC.
Executed on Nov. 30, 2001	Per:	/s/ Edward Taylor
BIOMIRA INTERNATIONAL INC.
Executed on Nov. 30, 2001	Per:	/s/ W. Vickery Stoughton
BIOMIRA EUROPE B.V.
Executed on Nov. 30, 2001	Per:	/s/ W. Vickery Stoughton
IMPERIAL CANCER RESEARCH TECHNOLOGY LIMITED
Executed on 2001	Per:
Per:
MERCK KGaA
Executed on February 5, 2002	Per:	/s/
	Per:	/s/

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CONSENT AND ACKNOWLEDGEMENT
ARTICLE 1 Definitions
ARTICLE 2 Provide Notices
ARTICLE 3 Default
ARTICLE 4 Consent to Sublicense
ARTICLE 5 Consent to Assignment
ARTICLE 6 Notice
ARTICLE 7 Governing Law
ARTICLE 8 Enurement
ARTICLE 9 Counterparts
ARTICLE 10 Execution by Facsimile